Exhibit 10.43

THIRD AMENDMENT AND ACKNOWLEDGEMENT

WHEREAS, David P. McGlade (the “Executive”) has entered into an employment agreement with Intelsat, Ltd. (the “Company”) and Intelsat Holdings, Ltd., dated as of January 28, 2005, as amended June 21, 2005 and March 8, 2006 (the “Employment Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree to amend the Employment Agreement, effective as of March 16, 2007, as follows (the “Amendment”):

1.        Capitalized Terms.    Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

2.        Base Salary.    The Employment Agreement is amended to add the following two sentences to the end of section 2.1(a): “Effective as of February 19, 2007, Base Salary shall be increased to be $814,000. Increases to the Base Salary, as approved by the Compensation Committee from time to time, shall not require written amendment of this Agreement, and the increased Base Salary, once effective, shall be the Base Salary for purposes of this Agreement.”

3.        Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the District of Columbia without regard to its conflict of laws principles.

4.         Successor.    This Amendment shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

5.        Miscellaneous.

(a)  This Amendment shall not be construed so as to grant the Executive any right to remain in the employ of the Company or any Subsidiary.

(b)  This Amendment may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT HOLDINGS, LTD.

Joseph R. Wright, Jr.

Chairman

INTELSAT, LTD.

Joseph R. Wright, Jr.

Chairman

ACCEPTED:

The undersigned hereby acknowledges having read this Amendment and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

David P. McGlade

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